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                                                                    EXHIBIT 10.3


                          EMPLOYMENT AND FEE AGREEMENT

     THIS AGREEMENT made this 31st day of May, 1996 by and between UC'NWIN Systems, Inc. (hereinafter "CLIENT") with a mailing address of 5601 N. Powerline Road, Suite 404, Ft. Lauderdale, Florida 33309 and telephone number of (954) 492-9797 and LAW OFFICES OF RICHARD P. GREENE, ESQ. (hereinafter ATTORNEY).

     1. CLIENT retains ATTORNEY to represent CLIENT as Attorney at Law regarding Corporate/Securities related matters and authorizes and empowers ATTORNEY to do all things reasonably necessary to complete corporate and securities transactions with CLIENT'S consent (other than in connection with capital raising transactions) and agrees to retain attorney for the services rendered on the following terms and conditions:

     a. Legal fees for the S-8 Registration and related legal services shall consist of 25,000 shares of common stock of UC'NWIN Systems Corporation. All referenced shares shall be registered pursuant to a Registration Statement on Form S-8.

     b. CLIENT shall also be responsible for costs incurred including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications. Advanced costs that are not expended during the course of the representation are to be returned to the client at the conclusion of the representation, unless ATTORNEY and CLIENT agree otherwise in writing.

       2. ATTORNEY will render a final statement for services rendered and costs incurred. If CLIENT disagrees with any charge for fees or costs, CLIENT must notify ATTORNEY in writing within ten (10) days after the date of mailing. Otherwise, all charges are agreed by CLIENT to be approved and accepted. All bills are due when rendered.

       3. CLIENT understands and agrees that ATTORNEY has made no guarantee regarding the successful outcome or termination of the engagement and all expressions pertaining thereto are matters of opinion. Should it be necessary to institute legal proceedings for the collection of any part of the ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

       IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
Law Offices of
Richard P. Greene, Esq.                   UC'NWIN SYSTEMS CORPORATION


By:  /s/ Richard P. Greene          By:  /s/ John Neilson
     ---------------------               -------------------------------
     ATTORNEY                            John Neilson, President and CEO